Exhibit 21
                         Subsidiaries of the Registrant


            Name:                             State of Incorporation:
            -----                             -----------------------

            Neo Vision, Inc.                  Arizona

            Western College, Inc.             Arizona

            Ford Schools, Inc.                Arizona